UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2023

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Concurrent Registered Direct Offering and Private Placements

On June 28, 2023, NeuBase Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) in connection with a registered direct offering (the “Registered Direct Offering”) and concurrent private placement with an institutional investor (the “Registered Direct Purchaser”). On June 28, 2023, the Company also entered into a securities purchase agreement (the “PIPE Purchase Agreement” and, together with the Registered Direct Purchase Agreement, the “Purchase Agreements”) and a registration rights agreement (the “Registration Rights Agreement”) in connection with a concurrent private placement (the “PIPE Private Placement”) with the same institutional investor (the “PIPE Purchaser” and, together with the Registered Direct Purchaser, the “Purchaser”).

Pursuant to the Registered Direct Purchase Agreement, the Company agreed to offer and sell in the Registered Direct Offering 187,700 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 390,997 shares of Common Stock. The Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each share of Common Stock is being sold at an offering price of $2.57 per share, and each Pre-Funded Warrant is being sold at an offering price of $2.569, which is equal to the purchase price per share of Common Stock less $0.001.

Pursuant to the Registered Direct Purchase Agreement, in a concurrent private placement, the Company also agreed to issue to the Registered Direct Purchaser unregistered long-term warrants (the “RD Series A Warrants”) to purchase up to an aggregate of 578,697 shares of Common Stock and unregistered short-term warrants (the “RD Series B Warrants”) to purchase up to an aggregate of 578,697 shares of Common Stock. Each RD Series A Warrant has an exercise price of $2.32 per share, is exercisable immediately upon issuance, and will expire five and one-half years following the date of issuance. Each RD Series B Warrant has an exercise price of $2.32 per share, is exercisable immediately upon issuance, and will expire 18 months following the date of issuance.

Pursuant to the PIPE Purchase Agreement, the Company agreed to offer and sell in the PIPE Private Placement unregistered pre-funded warrants (the “PIPE Pre-Funded Warrants”) to purchase up to an aggregate of 1,366,829 shares of Common Stock, at an offering price of $2.569. The PIPE Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable and can be exercised at any time after their original issuance until such PIPE Pre-Funded Warrants are exercised in full. Pursuant to the PIPE Purchase Agreement, the Company also agreed to issue to the PIPE Purchaser unregistered long-term warrants to purchase up to 1,366,829 shares of Common Stock (the “PIPE Series A Warrants”) and unregistered short-term warrants to purchase up to 1,366,829 shares of Common Stock (the “PIPE Series B Warrants”). Each PIPE Series A Warrant has an exercise price of $2.32 per share, is exercisable immediately upon issuance, and will expire five and one-half years following the date of issuance. Each PIPE Series B Warrant has an exercise price of $2.32 per share, is exercisable immediately upon issuance, and will expire 18 months following the date of issuance.

The Company received aggregate gross proceeds of $5.0 million from the Registered Direct Offering and PIPE Private Placement (collectively, the “Offerings”), before deducting placement agent fees and other estimated offering expenses payable by the Company.

Pursuant to an engagement letter, dated as of June 12, 2023, as amended on June 28, 2023 (as amended, the “Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds received from the Purchaser (including a 1.0% management fee) and also agreed to issue to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to 136,187 shares of Common Stock (which represents 7.0% of the aggregate number of shares of Common Stock, Pre-Funded Warrants and PIPE Pre-Funded Warrants sold in the Offerings) on substantially the same terms as the PIPE Series A Warrants and the PIPE Series B Warrants except that the exercise price of the Placement Agent Warrants is $3.2125 (or 125% of the offering price per share of Common Stock in the Registered Direct Offering) and an expiration date of June 28, 2028, which is the five-year anniversary of the commencement of the sales pursuant to the Offerings. The Company has also agreed to pay the Placement Agent in connection with the Offerings $75,000 for non-accountable expenses and $7,388.85 for clearing fees. Pursuant to the Engagement Letter, the Company also agreed that, upon exercise of any of the RD Series B Warrants or the PIPE Series B Warrants, the Company will pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds received from the exercise of the RD Series B Warrants or the PIPE Series B Warrants (including a 1.0% management fee) and will also issue to the Placement Agent (or its designees) additional Placement Agent Warrants to purchase a number of shares of Common Stock equal to 7.0% of the aggregate number of shares of Common Stock issued upon such exercise of the RD Series B Warrants or the PIPE Series B Warrants.

Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to register for resale the shares of Common Stock issuable upon the exercise of the RD Series A Warrants, the RD Series B Warrants, the PIPE Pre-Funded Warrants, the PIPE Series A Warrants and the PIPE Series B Warrants, in each case on or prior to July 28, 2023. The Company shall use its commercially reasonable efforts to cause the registration statement covering the aforementioned securities to be declared effective as promptly as possible after the filing thereof, but in any event no later than the 60th calendar day following the date of the Registration Rights Agreement (or in the event of a full review by the Securities and Exchange Commission (the “SEC”), the 90th calendar day following the date of the Registration Rights Agreement). Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement may subject the Company to certain liquidated damages.

The Offerings closed on June 30, 2023.

Pursuant to the terms of the Purchase Agreements, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on June 28, 2023 and expiring 60 days from the date the initial registration statement to be filed by the Company pursuant to the Registration Rights Agreement has been declared effective by the SEC (the “Effective Date”). Furthermore, pursuant to the terms of the Purchase Agreements, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) involving a Variable Rate Transaction (as defined in the Purchase Agreements), subject to certain exceptions, for a period commencing on June 28, 2023 and expiring one year from the Effective Date (or, in the case of an “at-the-market” offering in which the Placement Agent acts as the sales agent, six months following the Effective Date).

If a Fundamental Transaction (as defined in the Pre-Funded Warrants, the PIPE Pre-Funded Warrants, the RD Series A Warrants, the RD Series B Warrants, the PIPE Series A Warrants, the PIPE Series B Warrants and the Placement Agent Warrants (collectively, the “Warrants”)) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under such warrants with the same effect as if such successor entity had been named in such warrants itself. If holders of shares of Common Stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of such warrants following such a Fundamental Transaction. Additionally, as more fully described in the Warrants (excluding the Pre-Funded Warrants and the PIPE Pre-Funded Warrants), in the event of certain Fundamental Transactions, the holders of the Warrants (excluding the Pre-Funded Warrants and PIPE Pre-Funded Warrants) will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants (excluding the Pre-Funded Warrants and the PIPE Pre-Funded Warrants), as the case may be, on the date of consummation of such Fundamental Transaction.

The 187,700 shares of Common Stock, the Pre-Funded Warrants and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, in each case sold in the Registered Direct Offering, were offered and sold pursuant to a prospectus supplement, dated June 28, 2023, in connection with the Company’s registration statement on Form S-3 (File No. 333-254980), which registration statement was filed on April 1, 2021 and declared effective on April 14, 2021. A copy of the opinion of Paul Hastings LLP relating to the validity of the securities issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

The Warrants (excluding the Pre-Funded Warrants) and the shares of Common Stock issuable upon the exercise of the Warrants (excluding the Pre-Funded Warrants) were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated under the Securities Act.

The Warrants are not and will not be listed for trading on any national securities exchange or other nationally recognized trading system.

The foregoing descriptions of the Purchase Agreements, the Registration Rights Agreement and the Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreements, the Registration Rights Agreement and the forms of Warrants, respectively, which are filed as exhibits to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report regarding the Warrants (excluding the Pre-Funded Warrants) and the shares of Common Stock issuable upon the exercise of the Warrants (excluding the Pre-Funded Warrants) are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On June 28, 2023, the Company issued a press release announcing the pricing of the Registered Direct Offering and the PIPE Private Placement. On June 30, 2023, the Company issued a press release announcing the closing of the Registered Direct Offering and the PIPE Private Placement. Copies of the press releases are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
4.1	Form of Series A Common Stock Purchase Warrant.
4.2	Form of Series B Common Stock Purchase Warrant.
4.3	Form of Pre-Funded Common Stock Purchase Warrant (Registered Direct Offering).
4.4	Form of Pre-Funded Common Stock Purchase Warrant (PIPE Private Placement).
4.5	Form of Placement Agent Common Stock Purchase Warrant.
5.1	Opinion of Paul Hastings LLP.
10.1*	Securities Purchase Agreement, dated June 28, 2023 (Registered Direct Offering).
10.2*	Securities Purchase Agreement, dated June 28, 2023 (PIPE Private Placement).
10.3	Registration Rights Agreement, dated June 28, 2023.
23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).
99.1	Press Release, dated June 28, 2023.
99.2	Press Release, dated June 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: June 30, 2023	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Financial Officer (Principal Financial and Accounting Officer)